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                             RESORTS INTERNATIONAL, INC.

                                Revised Term Sheet for

                          11.0% Senior Secured Loan due 2002



Issuer                  Resorts International Hotel

                        Financing, Inc. ("RIHF" or "Issuer").



Guarantors              Resorts International Hotel, Inc.

                        ("RIH") and, if any proceeds are

                        loaned by RIH to RII, Resorts

                        International, Inc. ("RII").



Issue                   Senior Secured Loan due 2002.



Principal               Up to $20 million.



Availability            Available in one borrowing during the

                        twelve months following the effective

                        date of the Plan of Reorganization of

                        RII and GGRI, Inc.



Maturity                July 15, 2002 (approx. 8 years).



Interest                11.0% payable semi-annually in cash

                        on January 15th and July 15th on the basis of

                        a 360-day year consisting of twelve 30-day months.

                        Interest will accrue on the principal amount

                        advanced from the date of drawdown.



Security                - A secured promissory note from RIH in an

                        aggregate principal amount of $20 million

                        (the "RIH Note") payable in amounts and at times

                        necessary to pay the principal of and interest on

                        the RIHF Senior Facility Note issued pursuant to

                        the Senior Facility Indenture (the "Indenture"),

                        with a collateral assignment of the mortgage,

                        assignment of leases and rents and assignment of

                        operating assets securing such note.  The mortgage

                        securing the RIH Note will be a first priority lien

                        on all property and improvements of Merv Griffin's

                        Resorts Casino Hotel in Atlantic City, New Jersey.









                        - The guarantee of RIH will be secured by a first

                        mortgage, an assignment of leases and rents and an

                        assignment of operating assets (in form and substance

                        similar to the mortgage, assignment of leases and

                        rents and assignment of assets securing the 11% Senior

                        Mortgage Notes due 2003 (the "Senior Mortgage Notes"))

                        which mortgage shall be PARI PASSU with the liens

                        created by the mortgage documents securing the

                        RIH Note.



                        - If any proceeds are loaned by RIH to RII, the

                        collateral securing RIH's guarantee will include

                        the promissory note by RII evidencing such loan.



Rank                    Senior as to payment of all principal, interest,

                        premiums, fees and expenses to all debt, including

                        Senior Mortgage Notes and Junior Mortgage Notes.



Mandatory Redemption    Upon the merger or consolidation of RIH or GGRI, Inc.

                        or a sale of assets by RIH; provided that such a merger

                        or consolidation shall be permitted without mandatory

                        redemption only if (i) all tests applicable to the

                        Senior Mortgage Notes are satisfied, and (ii) the

                        surviving entity assumes all obligations of its

                        predecessor under the Indenture.



Optional Redemption     At any time during a period ending on the third

                        anniversary of the funding date at 103% of par.  At

                        any time thereafter at par.



Open Market Purchases   Authorized, in accordance with the Indenture (on terms

                        similar to those set forth in the indenture for the

                        Senior Mortgage Notes).



Indenture Modifications Requirement of two-thirds of outstanding principal amount (on terms similar to those set forth in the

                        indenture for the Senior Mortgage Notes).









Use of Proceeds         Advances will be made to RIHF and must be loaned by

                        RIHF to RIH.  No further restrictions.



Conditions to Advances  Execution of an Indenture reasonably satisfactory to

                        Purchaser based generally upon the indenture for the

                        Senior Mortgage Notes (except as described herein or

                        as agreed); no defaults or Events of Default under and

                        as defined in the Indenture and the indenture for the

                        Senior Mortgage Notes or Junior Mortgage Notes; and

                        effectiveness of a registration statement covering

                        Purchaser's public resale of the Notes by Purchaser

                        (see "Registration", below).



Indenture Covenants     Payments of principal and interest; corporate

                        existence; quarterly and annual financial reports;

                        compliance certificates and notice of defaults;

                        limitation on dividends and restricted payments.

                        In addition, RII shall be limited as to debt

                        incurrence so that it may (i) issue the intercompany

                        notes contemplated hereby, and (ii) incur additional

                        indebtedness to the extent that RII's Pro Forma

                        Consolidated Interest Coverage Ratio for the four

                        full fiscal quarters next preceding the date such

                        additional indebtedness is proposed to be incurred

                        would have been less than or equal to ____, determined

                        on a pro forma basis (including pro forma for the

                        intended application of the net proceeds of such

                        indebtedness) as if such additional indebtedness had

                        been outstanding at the beginning of such four quarter

                        period.



Cross-Defaults          The Senior Facility loan will contain cross defaults

                        to the Senior Mortgage Notes and the Junior Mortgage

                        Notes and cross-acceleration provisions similar to

                        those set forth in the indenture for the Senior

                        Mortgage Notes.









Registration            As a condition to the advance of funds hereunder,

                        Issuer, RII, RIH and GGRI, Inc. shall take such

                        actions as may be necessary to ensure that all notes

                        issued to Purchaser in respect of the Senior Facility

                        loan may be re-sold publicly by Purchaser, without

                        restriction under the Securities Act of 1933, as

                        amended, immediately following the issuance thereof,

                        provided such re-sale occurs within 180 days

                        thereafter.